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                                                                     EXHIBIT 3.2


                                     BYLAWS

                                       of

                    AEGIS ASSET BACKED SECURITIES CORPORATION

                            (A Delaware Corporation)

                                    ARTICLE I

                                     OFFICES

                Section 1. Registered Office. The registered office of Aegis Asset Backed Securities Corporation (the "Corporation") in the State of Delaware shall be at 2711 Centerville Road, Suite 400, City of Wilmington, Delaware 19808, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

                Section 2. Other Offices. The Corporation may also have offices at such other places within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                              STOCKHOLDER MEETINGS

                Section 1. Annual Meeting. The annual meeting of stockholders of the Corporation shall be held on the date and at the time fixed, from time to time, by the Board of Directors, provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the Corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

                If the election of directors shall not be held on the day designated for the annual meeting or at any adjournment thereof, the Board of Directors shall cause such election to be held at a special meeting of stockholders as soon thereafter as convenient. At such meeting the stockholders may elect directors and transact other business with the same force and effect as at an annual meeting duly called and held.

                Section 2. Special Meeting. Special meetings of the stockholders, for any purpose or purposes, shall be held whenever called by the Board of Directors, either by written instrument or by the vote of a majority, and shall be called whenever stockholders owning a majority of the capital stock issued and outstanding shall, in writing, make application therefor to the Chairman of the Board, if there be one, the President, any Vice President, the Secretary or any Assistant Secretary, stating the object of such meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice of the meeting.


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                Section 3.      Place and Time. Annual meetings and special
meetings shall be held at such place, within or without the State of Delaware, and such time as the Board of Directors may, from time to time, fix. Whenever the Board of Directors or the officer of the Corporation calling a meeting shall fail to fix such place or time, the meeting shall be held at the registered office of the Corporation in the State of Delaware at four o'clock in the afternoon.

                Section 4. Notice. Notice of all meetings shall be in writing and shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called and to which its business will be limited. The notice for a special meeting shall also indicate that it is being issued by or at the direction of the person or persons calling the meeting. A copy of the notice of any meeting shall be given, personally or by mail, not less than 10 days nor more than 60 days before the date of the meeting, to each stockholder entitled thereto. If mailed, such notice shall be deemed given when deposited in a United States post office or letter box with first class postage thereon prepaid, directed to the stockholder at his record address or at such other address for the mailing of notices as he may have furnished in writing to the Secretary of the Corporation. Notice of a meeting need not be given to any stockholder who attends such meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, or who submits a signed waiver of notice in person or by proxy, before or after the meeting.

                Section 5. Adjourned Meeting. No notice need be given of any adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, except that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record on the new record date entitled thereto. At any adjourned meeting, the Corporation may transact any business which might have been transacted at the meeting.

                Section 6. Conduct of Meetings. Meetings of the stockholders shall be presided over by the Chairman of the Board, if there be one, or, in his absence, by the President, if present, or, in the absence of both, by any Vice President or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the Corporation, or in his absence, any Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a Secretary of the meeting. The order of business at all meetings of the stockholders shall be determined by the chairman of the meeting.

                Section 7. Appointment of Inspectors. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors, who need not be stockholders, to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting and the validity of proxies and ballots, the existence of a quorum, and shall receive votes, ballots or consents, hear



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and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, retain for a reasonable period a record of disposition of any challenges made to any determination by the inspectors, certify their determination of the number of shares represented at the meeting and their count of all votes, ballots or consents and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting or any stockholder, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

                Section 8. List of Stockholders. The Secretary or such other officer of the Corporation having charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, at the principal place of business during ordinary business hours for a period of at least 10 days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

                Section 9. Quorum. Except as otherwise provided by statute or by the Certificate of Incorporation, the presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote thereat shall constitute a quorum at a meeting of stockholders for the transaction of any business. Where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority of shares of such class or series or classes or series present in person or represented by proxy at the meeting shall be the act of such class or series or classes or series. If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders. The stockholders present may adjourn a meeting despite the absence of a quorum.

                Section 10. Proxy Representation. Any stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.



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                Section 11.     Voting. Except as otherwise provided by statute
or by the Certificate of Incorporation, each holder of record of shares of stock of the Corporation having voting rights shall be entitled at each meeting of stockholders to one vote for each share of stock of the Corporation standing in his name on the records of the Corporation on the date fixed as the record date for the determination of the stockholders entitled to notice of and to vote at such meeting. Except as otherwise provided herein, by statute, or by the Certificate of Incorporation, any corporate action (including the election of directors) to be taken by vote of the stockholders shall require the approval of the holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote on such action. No vote need be by ballot, but in case of a vote by ballot, each ballot shall be signed by the voting stockholder or his proxy and shall state the number of shares of stock voted.

                Section 12. Stockholder Action Without Meeting. Any action required by the General Corporation Law of the State of Delaware to be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, or any action which may be taken at any annual or special meeting of such stockholders, shall be signed by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                                    DIRECTORS

                Section 1. Powers, Qualifications and Number. The property, business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation, except as may be otherwise provided by statute or the Certificate of Incorporation. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors which shall constitute the whole Board of Directors shall not be less than two nor more than four, the exact number of which shall be fixed from time to time by the Board of Directors or the vote of the holders of a majority of the issued and outstanding shares of the stock of the Corporation entitled to vote on such action.

                Section 2. Election, Term, and Vacancies. The initial directors shall be elected by the Incorporator and shall hold office until the first annual meeting of stockholders, until their respective successors have been elected and qualified, or until their earlier resignation or removal. Directors who are elected in the interim prior to such a meeting to fill newly created directorships shall hold office until the next annual meeting of stockholders, until their respective successors have been elected and qualified, or until their earlier resignation or removal. In the interim prior to a meeting of stockholders for the election of directors, newly created directorships and any vacancies in the Board of Directors may be filled only by the vote of a majority of the remaining directors then in office, except that those vacancies resulting from removal from office by a vote of stockholders may be filled by a vote of stockholders at the same meeting at which such removal occurs.



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                Section 3.      Resignation and Removal. Any director may resign
at any time by giving written notice of his resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if no time is specified, immediately upon receipt; unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any or all of the directors may be removed with or without cause by the stockholders at a special meeting therefor and, except as otherwise provided by statute or by the Certificate of Incorporation, may be removed for cause by the Board of Directors.

                Section 4. Committees. The Board of Directors may, by resolution adopted by a majority of the directors that the Corporation would have if there were no vacancies, designate from among its members two or more directors to constitute committees, which, to the extent conferred by the resolutions designating such committees and except as otherwise provided by statute, shall have and may exercise the authority of the Board of Directors. Unless the Board of Directors shall provide otherwise, a majority of the members of any such committee may fix the time and place of its meetings and determine its action. The Board of Directors shall have the power at any time to fill vacancies in, change the membership of, or dissolve any such committee. Nothing herein shall be deemed to prevent the Board of Directors from appointing committees consisting in whole or in part of persons who are not directors of the Corporation, provided, however, that no such committee shall have or may exercise any authority of the Board of Directors.

                Section 5. Compensation of Directors. The Board of Directors shall have authority to fix the compensation of directors for services to the Corporation in any capacity, including a fixed sum and reimbursement of expenses for attendance at meetings of the Board of Directors and committees thereof. Except as provided in Section 6 of this Articles, nothing herein contained shall be construed to preclude any director from serving the Corporation, its subsidiaries or affiliates in any capacity and receiving compensation therefor.

                Section 6. Independent Director. At all times, at least one of the Directors shall be an Independent Director. For the purposes of these Bylaws, an "Independent Director" means a person who at the time of such appointment, at any time during the preceding five (5) years, or at any time thereafter while serving as the Independent Director is not (i) a director, officer, or employee of any stockholder or any affiliate thereof, or of any creditor, customer or supplier thereof that, in the case of a customer, accounted for more than a de minimis amount (not to exceed five percent (5%)) of such stockholder's or affiliate's gross revenues or, in the case of a creditor or supplier, received more than a de minimis amount (not to exceed five percent (5%)) of its gross revenues from payments for goods and services sold to such stockholder or affiliate, (ii) the direct or indirect legal or beneficial owner of more than a de minimis amount (not to exceed five percent (5%)) of ownership interests in any stockholder or any affiliate thereof, or (iii) any member of the immediate family of a person described in clause (i) or (ii); provided, however, that such Independent Director may serve in similar capacities for other "special purpose corporations" formed by any direct or ultimate parent of the Corporation or any affiliate; and "affiliate" means, with respect to any specified person, (i) any person directly or indirectly controlling, controlled by, or under common control with such specified person (ii) any person, directly or indirectly, owning or controlling 10% or more of the outstanding voting interests or other ownership interests of such specified person, (iii) any



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 person 10% of the outstanding voting stock or other ownership interests of which is, directly or indirectly, owned or controlled by such specified person,
(iv) any officer, director, general partner, member or trustee of, or person serving in a similar capacity with respect to, such specified person or (v) any person who is an officer, director, general partner, member, trustee, or holder of 10% or more of the voting interests or other ownership interests of any person described in clauses (i), (ii), (iii), or (iv) of this sentence. For purposes of this definition, the terms "controlling," "controlled by," or "under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract, or otherwise. Each Independent Director, in voting on matters subject to the approval of the Board of Directors of the Corporation, shall at all times take into account the interests of creditors of the Corporation, as well as the interests of the Corporation.

                                   ARTICLE IV

                       MEETINGS OF THE BOARD OF DIRECTORS

                Section 1. Place, Time, Call and Notice. Meetings of the Board of Directors shall be held at such time and at such place, within or without the State of Delaware, as the Board of Directors may from time to time fix or as shall be specified in the notice of any such meeting, except that the first meeting of a newly elected Board of Directors for the election or appointment of officers and the transaction of other business shall be held as soon after its election as the directors may conveniently assemble and, if possible, at the place at which the annual meeting of stockholders which elected them was held. No call or notice shall be required for regular or stated meetings for which the time and place have been fixed, and no notice shall be required for any first meeting of a newly elected Board of Directors which is held immediately following an annual meeting of stockholders at the same place as such meeting. If any day fixed for a regular or stated meeting shall be a legal holiday at the place where the meeting is to be held, such meeting shall be held at the scheduled hour on the next business day not a legal holiday. Special meetings may be called by or at the direction of the Chairman of the Board, if there be one, the President or a majority of the directors of the Corporation, and notice of the time and place thereof and of any first meeting of a newly elected Board of Directors which is not held immediately following an annual meeting of stockholders at the same place as such meeting shall be given by the Secretary of the Corporation to each director by mail, depositing such notice in a sealed wrapper addressed to such director in a United States post office or letter box, with first-class postage thereon prepaid, at least five days before the day on which such meeting is to be held, by reputable overnight courier guaranteeing next-day delivery, delivering such notice to such courier at least three days before the day on which such meeting is to be held, or by telegraph, telecopier, cable or wireless addressed to such director or delivered to him personally or by telephone at least 24 hours before the time at which such meeting is to be held. The notice of any meeting need not specify the purpose thereof. Any requirement of furnishing a notice shall be waived by any director who submits a signed waiver of notice before or after the meeting or who attends the meeting without protesting, prior thereto or at its commencement, that such meeting is not lawfully called or convened.

                Section 2. Quorum and Action. A majority of the directors that the Corporation would have if there were no vacancies shall constitute a quorum, except that when a



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vacancy or vacancies prevent such a majority, a majority of the directors then in office shall constitute a quorum provided such majority shall constitute at least one-third of the directors which the Corporation would have if there were no vacancies. A majority of the directors present, whether or not a quorum, may adjourn a meeting to another time and place. Notice of any such adjournment shall be given to any directors who were not present and, unless announced at the meeting, to the other directors. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting originally scheduled. The vote of a majority of the directors that the Corporation would have if there were no vacancies shall be the act of the Board of Directors as to all matters.

                Section 3. Conduct of Meetings. The Chairman of the Board, if there be one, any and if present, shall preside at all meetings. Otherwise, the President or any other director chosen by the Board of Directors shall preside. The Secretary of the Corporation, if a director and present, shall act as secretary of the meeting and keep the minutes thereof. Otherwise, a director appointed by the chairman of the meeting shall act as secretary and keep the minutes thereof.

                Section 4. Informal Action. Any member or members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee.

                                    ARTICLE V

                                    OFFICERS

                Section 1. Number, Election, and Vacancies. The Board of Directors at its first meeting after the election of directors in each year shall elect or appoint a President and a Secretary and may elect or appoint a Chairman of the Board, a Treasurer, and one or more Vice Presidents. The Board of Directors may also elect or appoint a Chief Executive Officer and such Assistant Vice Presidents, Assistant Secretaries, or Assistant Treasurers, and such other officers, agents and employees as it may deem desirable. Any number of offices may be held by the same person. The election or appointment of an officer shall not of itself create any contract rights. A vacancy in any office may be filled for the unexpired term by the Board of Directors at any meeting.

                Section 2. Term of Office, Resignation, and Removal. Unless otherwise prescribed by the Board of Directors, each officer of the Corporation shall hold office until the meeting of the Board Directors following the next annual meeting of stockholders, until his successor has been elected and qualified or until his earlier resignation or removal. Any officer may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairman of the Board, if any, the President or the Secretary. Any such resignation shall take



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effect at the time specified therein or, if no time is specified, immediately upon receipt; unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any officer may be removed by the Board of Directors with cause or without cause.

                Section 3. Qualification. No officer need be a stockholder. The Chairman of the Board, if any, and any Vice Chairman appointed to act in the absence of the Chairman, if any, shall be elected by and from the Board of Directors, but no other officer need be a director. Two or more offices may be held by any one person. If required by vote of the Board of Directors, an officer shall give bond to the Corporation for the faithful performance of his or her duties, in such form and amount and with such sureties as the Board of Directors may determine. The premiums for such bonds shall be paid by the Corporation.

                Section 4. Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and stockholders at which he or she is present and shall have such authority and perform such duties as may be prescribed by these Bylaws or from time to time be determined by the Board of Directors.

                Section 5. Chief Executive Officer. The Chief Executive Officer, if any, shall have the general and active management of the business of the Corporation and general and active supervision and direction over the other officers, agents and employees and shall see that their duties are properly performed. He shall perform all duties incident to the office of the Chief Executive Officer and such other duties as may from time to time be assigned to him by the Board.

                Section 6. President. The President shall be the chief operating officer of the Corporation and, in the absence or non-election of the Chief Executive Officer, he shall be the chief executive officer and Chairman of the Board. Subject to the control of the Board of Directors, the President shall direct the business and affairs of the Corporation.

                Section 7. Vice Presidents. Each Vice President, if any, shall have such designation as the Board of Directors may determine and such powers and duties as the Board of Directors or, subject to the control of the Board of Directors, as the President may from time to time assign to him.

                Section 8. Secretary. The Secretary shall, if present, act as the secretary of and keep the minutes of all meetings and actions in writing of the stockholders and, if a director, of the Board of Directors, and shall be responsible for the giving of notice of all meetings of the stockholders and of the Board of Directors. He shall be custodian of the seal of the Corporation, which he shall affix to any instrument requiring it whose execution has been authorized, and of the corporate records (except accounting records), and shall have such other powers and duties as generally pertain to his office and as the Board of Directors or, subject to the control of the Board of Directors, as the Chairman of the Board, if any, or the President may from time to time assign to him. The Secretary shall, in the absence or non-election of the Treasurer, be the Treasurer and, subject to the control of the Board of Directors, shall exercise the powers given to the Treasurer in Section 8 of this Article V.



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                Section 9.      Treasurer. The Treasurer, if any and subject to
the direction of the Board of Directors, shall have charge of the funds, securities, receipts and disbursements of the Corporation. He shall keep full and accurate accounts of such receipts and disbursements, shall be responsible for deposits in and withdrawals from the depositories of the Corporation, shall disburse the funds of the Corporation as directed by the Board of Directors or, subject to the control of the Board of Directors, the Chairman of the Board, if any, or the President, shall render an account of the financial condition of the Corporation and of his transactions as Treasurer whenever requested by the Board of Directors, the Chairman of the Board, if any, or the President, and shall have such other powers and duties as generally pertain to his office and as the Board of Directors or, subject to the control of the Board of Directors, the Chairman of the Board, if any, or the President may from time to time assign to him.

                Section 10. Other Officers; Absence and Disability. The other officers of the Corporation shall have such powers and duties as generally pertain to their respective offices and as the Board of Directors or, subject to the control of the Board of Directors, the Chairman of the Board, if any, or the President may from time to time assign to them. The Assistant Vice Presidents, the Assistant Secretaries and the Assistant Treasurers, if any, shall, in the order of their respective seniorities, in case of the absence or disability of a Vice President, the Secretary, or the Treasurer, respectively, perform the duties of such officer and have such powers and other duties as the Board of Directors or the Chairman of the Board, if any, or President may from time to time prescribe. In case of the absence or disability of any officer of the Corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers and duties of such officer to any other officer or any person whom it may select.

                Section 11. Compensation of Officers. The Board of Directors shall have authority to fix the salary and other compensation, if any, of any officer of the Corporation or to appoint a committee for such purpose. Nothing herein contained shall be construed to preclude any officer from receiving a salary or other compensation by reason of the fact that he is also a director of the Corporation, but any such officer who is also a director shall not have any vote in the determination of the salary or other compensation to be paid to him.

                Section 12. Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the President, the Treasurer or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

                                   ARTICLE VI

                        CORPORATE RECORDS; BANK ACCOUNTS

                Section 1. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on or be in the form of punch cards, magnetic tape, photographs, microphotographs



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or any other information storage device, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled by statute to inspect the same.

                Section 2. Examination of Books by Stockholders. The books, accounts and records of the Corporation may be kept at such place or places as the Board of Directors may from time to time determine. The Board of Directors shall determine whether and to what extent the books, accounts and records of the Corporation, or any of them, shall be open to the inspection of stockholders, and no stockholder shall have any right to inspect any book, account or record of the Corporation except as provided by statute or by resolution of the Board of Directors.

                Section 3. Bank Accounts. The Board of Directors may from time to time authorize the opening and maintenance of general and special bank accounts with such banks, trust companies or other depositories as the Board of Directors may designate or as may be designated by any officers of the Corporation to whom such power of designation may from time to time be delegated by the Board of Directors. The Board of Directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

                                   ARTICLE VII

                                 SHARES OF STOCK

                Section 1. Certificates Representing Stock. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation, by the Chairman of the Board, if there be one, or by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation certifying the number of shares owned by him in the Corporation. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

                Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the Corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law of the State of Delaware. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

                The Corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of any lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against



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

any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

                Section 2. Stock Transfers. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the Corporation shall be made only on the stock ledger of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

                Section 3. Record Date For Stockholders. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting; (ii) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than 10 days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (iii) in the case of any other action, shall not be more than 60 days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action, and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                Section 4. Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents and one or more registrars, whose respective duties shall be defined by the Board of Directors. The duties of transfer agent and registrar may be combined. No certificate for shares of stock shall be valid unless countersigned by a transfer agent, if the Corporation has a transfer agent, or by a registrar, if the Corporation has a registrar. The signature of a transfer agent or a registrar may be a facsimile.



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

                                  ARTICLE VIII

                                  MISCELLANEOUS

                Section 1. Notices. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mail, postage paid, or by sending such notice by courier service, prepaid telegram or mailgram, or telecopy, cable, or telex. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mail or by courier, telegram, mailgram, telecopy, cable, or telex shall be the time of the giving of the notice.

                Section 2. Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

                Section 3. Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

                Section 4. Reliance upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

                Section 5. Fiscal Year. Except as otherwise determined by the Board of Directors from time to time, the fiscal year of the Corporation shall end on the last day of December of each year.

                Section 6. Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included. The corporate seal, if any, shall be in such form as the Board of Directors shall prescribe. The corporate seal on any corporate bond or other obligation for the payment of money may be a facsimile, engraved or printed.



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                                   ARTICLE IX

                               AMENDMENT OF BYLAWS

                The power to adopt, amend or repeal these Bylaws and to adopt new Bylaws shall be vested in the Board of Directors. The fact that such power has been so conferred upon the Board of Directors shall not divest the stockholders of the power, nor limit their power to adopt, amend, or repeal these Bylaws.




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